Contact: Barbara B. Lucas
                                Senior Vice President - Public Affairs
                                410/716-2980

                                Mark M. Rothleitner
                                Vice President - Investor Relations
                                and Treasurer
                                410/716-3979


FOR IMMEDIATE RELEASE:  Thursday, April 20, 2000

SUBJECT: Black & Decker Reports  First-Quarter  2000 Sales Up 6%; Earnings Per
     Share Up 23% Excluding Non-Recurring Gain


TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) today announced that net earnings for the first quarter of 2000 were $60.2 million, or $.69 per diluted share, compared to net earnings of $39.2 million, or $.44 per diluted share, for the first quarter last year. The results included a pre-tax gain of $20.1 million ($13.1 million net of tax, or $.15 per diluted share) related to the 1998 recapitalization of True Temper Sports. Excluding this non-recurring gain, net earnings for the first quarter of 2000 were $47.1 million, and earnings per diluted share were $.54, up 23% versus the first quarter of 1999.

         Sales for the first quarter of 2000 rose to $1.04 billion, 6% higher than the $978.5 million reported for the same period last year. Excluding the effects of foreign currency translation, sales increased 9% over the same period last year.

           A decline in the Corporation's effective tax rate, prior to the impact of the non-recurring gain related to True Temper, from 32% in 1999 to 30% in 2000 increased earnings per diluted share approximately $.02 for the first quarter of 2000. The Corporation also reported that it repurchased approximately 2.4 million shares of its common stock during the quarter. The repurchase had no material effect on per-share earnings.
                                    (more)

Page Two

         Commenting on the results, Nolan D. Archibald, Chairman and Chief Executive Officer, said, "Black & Decker is off to an excellent start in 2000. Sales for the first quarter were well ahead of last year's level. New product introductions, especially in the lawn and garden category, and benefits from products launched last year contributed to sales growth.

         "Power Tools and Accessories reported another impressive quarter, with worldwide sales up 13% and operating profit up dramatically. The sales growth was broad-based, extending beyond North America, where we have had consistently strong performance, to Europe and other international regions. The professional business continued to benefit from solid demand for DEWALT(R) cordless tools, including the newly introduced 24-volt high-performance line. Blower/vacuums and the Edge Hog(TM) lawn edger in the United States and the 4x4(TM) lawn mower in Europe contributed to sales gains in the consumer business. While North American Power Tools achieved the most substantial increase in operating profit, our Latin American and Asian units also reported improved results.

         "Sales in the Hardware and Home Improvement segment were down 2% for the quarter, as a decline in revenues at Kwikset outweighed a healthy increase at Price Pfister. Similarly, lower margins at Kwikset offset substantial improvement in Price Pfister's operating results. To improve efficiencies, we continued to execute our plan to rationalize manufacturing capacity and consolidate support functions, combine distribution with that of power tools and accessories, and transition our pack-to-order capability to our distribution center at Fort Mill, South Carolina.

         "Fastening and Assembly Systems sales were up a solid 8%, reflecting continued strength in the North American market and strong sales growth in Asia. Operating profit was 12% higher than in the first quarter last year. This is the 21st consecutive quarter in which this business has reported year-over-year improvement in operating profit.
                                                           (more)

Page Three

         "The gain associated with the recapitalization of True Temper Sports relates to a $25 million note, which we received in 1998, and a small equity interest, valued at approximately $4 million, that we retained in the business. Due to True Temper's highly leveraged position and the lack of an active market for its note, we established a full reserve for the note. In the first quarter of this year, we sold the note along with our interest in True Temper for $25 million in cash, generating a pre-tax gain of $20.1 million.

         "This very strong first quarter establishes a solid base for achieving our sales and earnings objectives for 2000. We are encouraged by the continued success of our Power Tools and Accessories and our Fastening and Assembly Systems businesses, and by the progress being made at Price Pfister. Exciting new products are slated for introduction by each of our businesses this year, our Six Sigma and Supply Chain initiatives are very much on track, and we are confident that actions underway in the Hardware and Home Improvement group will have a positive impact on our results for the year."

         This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review Black & Decker's reports filed with the Securities and Exchange Commission, including the Current Report on Form 8-K, filed April 20, 2000.

         Black & Decker is a leading global manufacturer and marketer of power tools, hardware, and home improvement products used in and around the home and for commercial applications.

                                     * * *

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                (Dollars in Millions Except Per Share Amounts)


                                                 Three Months Ended
                                        -----------------------------------
                                        April 2, 2000         April 4, 1999
                                        -------------         -------------

SALES                                   $     1,037.6         $       978.5
  Cost of goods sold                            674.6                 628.2
  Selling, general, and
    administrative expenses                     271.5                 271.9
  Gain on sale of business                       20.1                     -
                                        -------------         -------------
OPERATING INCOME                                111.6                  78.4
  Interest expense
    (net of interest income)                     23.8                  22.2
  Other (income) expense                           .4                  (1.5)
                                        -------------         -------------
EARNINGS BEFORE INCOME TAXES                     87.4                  57.7
  Income taxes                                   27.2                  18.5
                                        -------------         -------------
NET EARNINGS                            $        60.2         $        39.2
                                        =============         =============



NET EARNINGS PER COMMON SHARE
  -  BASIC                              $         .70         $         .45
                                        =============         =============

Shares Used in Computing Basic
  Earnings Per Share (in Millions)               86.0                  87.3
                                        =============         =============



NET EARNINGS PER COMMON SHARE
  -  ASSUMING DILUTION                  $         .69         $         .44
                                        =============         =============

Shares Used in Computing Diluted
  Earnings Per Share (in Millions)               86.9                  88.6
                                        =============         =============

                THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                             (Millions of Dollars)


                                        April 2, 2000
                                          (Unaudited)      December 31, 1999
                                       --------------      -----------------

ASSETS
Cash and cash equivalents              $        131.0      $           147.3
Trade receivables                               788.7                  823.2
Inventories                                     813.0                  751.0
Other current assets                            193.2                  189.9
                                       --------------      -----------------
     TOTAL CURRENT ASSETS                     1,925.9                1,911.4
                                       --------------      -----------------

PROPERTY, PLANT, AND EQUIPMENT                  752.3                  739.6
GOODWILL                                        726.3                  743.4
OTHER ASSETS                                    611.8                  618.3
                                       --------------      -----------------
                                       $      4,016.3      $         4,012.7
                                       ==============      =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                  $        324.3      $           183.2
Current maturities of long-term debt            249.2                  213.2
Trade accounts payable                          404.5                  367.3
Other accrued liabilities                       679.4                  809.0
                                       --------------      -----------------
     TOTAL CURRENT LIABILITIES                1,657.4                1,572.7
                                       --------------      -----------------

LONG-TERM DEBT                                  806.8                  847.1
DEFERRED INCOME TAXES                           243.5                  243.8
POSTRETIREMENT BENEFITS                         245.4                  246.3
OTHER LONG-TERM LIABILITIES                     300.4                  301.7
STOCKHOLDERS' EQUITY                            762.8                  801.1
                                       --------------      -----------------
                                       $      4,016.3      $         4,012.7
                                       ==============      =================

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS (Unaudited)
(Millions of Dollars)


                                    Reportable Business Segments
                            ----------------------------------------------
                                 Power     Hardware   Fastening                 Currency      Corporate,
Three Months Ended             Tools &       & Home  & Assembly              Translation    Adjustments,
April 2, 2000              Accessories  Improvement     Systems      Total    Adjustment  & Eliminations  Consolidated
----------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated
   customers                    $706.0      $ 204.8     $ 136.3   $1,047.1        $ (9.5)           $  -      $1,037.6
Segment profit (loss)
   (for Consolidated,
   operating income before
   gain on sale of business)      55.4         19.6        23.4       98.4          (1.2)           (5.7)         91.5
Depreciation and amortization     21.7         10.0         4.0       35.7           (.1)            6.7          42.3
Capital expenditures              52.2          7.3         7.0       66.5           (.1)             .2          66.6

Three Months Ended
April 4, 1999
----------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated
   customers                    $625.6      $ 208.8     $ 126.0   $  960.4        $ 18.1            $  -      $  978.5
Segment profit (loss) (for
   Consolidated,
   operating income)              38.4         25.0        20.9       84.3           1.6            (7.5)         78.4
Depreciation and amortization     20.7          8.7         3.9       33.3            .4             7.2          40.9
Capital expenditures              19.3          7.0         3.1       29.4            .5              .1          30.0


     The reconciliation of segment profit to the Corporation's earnings before income taxes, in millions of dollars, is as follows:

                                                        Three Months Ended
--------------------------------------------------------------------------------
                                                  April 2, 2000   April 4, 1999
--------------------------------------------------------------------------------

Segment profit for total reportable
   business segments                                     $ 98.4          $ 84.3
Items excluded from segment profit:
   Adjustment of budgeted foreign
      exchange rates to actual rates                       (1.2)            1.6
   Depreciation of Corporate property
      and amortization of goodwill                         (6.7)           (7.2)
   Adjustment to businesses'
      postretirement benefit expenses
      booked in consolidation                               9.5             8.2
   Adjustment to eliminate net interest
      and non-operating expenses from
      results of certain operations in Brazil,
      Mexico, Venezuela, and Turkey                          .1              .5
   Other adjustments booked in consolidation
      directly related to reportable
      business segments                                    (7.0)           (3.7)
Amounts allocated to businesses in
   arriving at segment profit in excess of
   (less than) Corporate center operating
   expenses, eliminations, and other
   amounts identified above                                (1.6)           (5.3)
--------------------------------------------------------------------------------
Operating income before gain on sale of business           91.5            78.4
Gain on sale of business                                   20.1               -
--------------------------------------------------------------------------------
   Operating income                                       111.6            78.4
Interest expense, net of interest income                   23.8            22.2
Other (income) expense                                       .4            (1.5)
--------------------------------------------------------------------------------
   Earnings before income taxes                          $ 87.4          $ 57.7
================================================================================

Basis of Presentation:
     The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and electric lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of the retained portion of the household products business. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). It also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.
     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is updated to reflect the translation of segment assets and elements of segment profit at the current year's budgeted rates of exchange. The amounts included in the preceding segment table under the captions "Reportable Business Segments," and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's budgeted rates of exchange for 2000. The amounts included in the preceding segment table under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using the budgeted rates of exchange for 2000 and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.
     Segment profit excludes interest income and expense, non-operating income and expense, goodwill amortization, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes the gain on sale of business. For certain operations located in Brazil, Mexico, Venezuela, and Turkey, segment profit is reduced by net interest expense and non-operating expenses. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses are allocated to each segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit.
Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of sales by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or nonrecurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the Corporation's various segments in a later period.